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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------

                                    Form 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934


        Date of Report (Date of earliest event reported): August 6, 2001

                            ------------------------


                          UNION BANKSHARES CORPORATION
             (Exact name of registrant as specified in its charter)



           Virginia                     0-20293                  54-1598552
(State or other jurisdiction of      (Commission              (I.R.S. Employer
incorporation or organization)        File Number)           Identification No.)

                            ------------------------

                              212 North Main Street
                                  P.O. Box 446
                          Bowling Green, Virginia 22427
          (Address of principal executive offices, including zip code)
                            ------------------------


       Registrant's telephone number, including area code: (804) 633-5031
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Item 5.  Other Events.

         On August 6, 2001, Northern Neck State Bank, a wholly-owned subsidiary of Union Bankshares Corporation, entered into a definitive agreement for the purchase of the Tappahannock branch of Citizens & Farmers Bank, a wholly-owned subsidiary of Citizens Financial Corp. The transaction includes approximately $16 million in deposits and $3.0 million in loans. Consummation of the transaction is subject to approval by bank regulatory authorities. The acquisition is expected to be completed by October 31, 2001.

         A copy of the press release relating to the announcement is attached as
Exhibit 99.1 hereto.

Item 7.  Financial Statements and Exhibits.

         (a)      Financial Statements of Businesses Acquired.

                           Not applicable.

         (b)      Pro Forma Financial Information.

                           Not applicable.

         (c)      Exhibits.

                  99.1     Press Release, dated August 6, 2001



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                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                          UNION BANKSHARES CORPORATION



                            By:      /s/ G. William Beale
                                -------------------------------------------
                                     G. William Beale
                                     President and Chief Executive Officer


August 14, 2001



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